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SCHEDULE 14A INFORMATION
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

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LABRANCHE & CO INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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LABRANCHE & CO INC.
One Exchange Plaza
New York, New York 10006

April 16, 2003

Dear Stockholder:

        You are cordially invited to attend our Annual Meeting of Stockholders to be held on Tuesday, May 20, 2003 at 9:00 a.m., Eastern Standard Time, at the Regent Hotel, 55 Wall Street, New York, New York 10005.

        The formal Notice of Meeting and the accompanying Proxy Statement set forth proposals for your consideration this year. This year, you are being asked to (1) elect three Class I directors, (2) consider and approve our adoption of a Senior Executive Bonus Plan, and (3) ratify our appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2003.

        At the meeting, our board of directors will be pleased to report on our affairs, and a discussion period will be provided for questions and comments of general interest to stockholders.

        We look forward to greeting personally those of you who are able to be present at the meeting. However, whether or not you are able to be with us at the meeting, it is important that your shares be represented. Accordingly, you are requested to sign, date and mail, at your earliest convenience, the enclosed proxy in the envelope provided for your use.

        Thank you for your cooperation.

                      Very truly yours,

                      George M. L. LaBranche, IV
                       Chairman, Chief Executive Officer and
                      President

LABRANCHE & CO INC.
One Exchange Plaza
New York, New York 10006

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 20, 2003

        Notice Is Hereby Given that the Annual Meeting of Stockholders of LaBranche & Co Inc. will be held on Tuesday, May 20, 2003 at 9:00 a.m., Eastern Standard Time, at the Regent Hotel, 55 Wall Street, New York, New York 10005 for the following purposes:

          (1)  To elect three Class I directors, each of whom is to serve for a term of three years;

          (2)  To consider and approve our adoption of a Senior Executive Bonus Plan;

          (3)  To ratify our appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2003; and

          (4)  To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

        Only stockholders of record at the close of business on March 21, 2003 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

        All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting in person, you are urged to complete, date and sign the enclosed form of proxy and return it promptly in the envelope provided. No postage is required if the proxy is mailed in the United States. Stockholders who attend the Annual Meeting may revoke their proxy and vote their shares in person.

                      By Order of the Board of Directors

                      William J. Burke, III
                       Secretary

New York, New York
April 16, 2003

LABRANCHE & CO INC.
One Exchange Plaza
New York, New York 10006

PROXY STATEMENT

GENERAL INFORMATION

General

        This Proxy Statement, which was first mailed to stockholders on or about April 16, 2003, is furnished to the holders of the common stock, par value $.01 per share, of LaBranche & Co Inc. in connection with the solicitation by our board of directors of proxies for use at the 2003 Annual Meeting of Stockholders, or at any adjournment thereof (the "Annual Meeting"), pursuant to the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held on Tuesday, May 20, 2003 at 9:00 a.m., Eastern Standard Time, at the Regent Hotel, 55 Wall Street, New York, New York 10005.

        It is proposed that at the Annual Meeting our stockholders (i) elect three Class I directors to serve for a term of three years, (ii) approve our adoption of a Senior Executive Bonus Plan, and (iii) ratify our appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2003.

        Management currently is not aware of any other matters that will come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons designated as proxies intend to vote in accordance with their best judgment on such matters.

        Proxies for use at the Annual Meeting are being solicited by and on behalf of our board of directors primarily through the use of the mails. We have retained Morrow & Co., Inc., a professional proxy solicitation firm, to assist in the solicitation of proxies and will pay Morrow & Co., Inc. a fee of approximately $4,500. In addition, our officers, directors, employees and other agents, none of whom will receive additional compensation therefor, may solicit proxies by telephone, facsimile or other personal contact. We will bear the cost of the solicitation of proxies, including postage, printing and handling and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of shares of our common stock.

REVOCABILITY AND VOTING OF PROXY

        A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Unless otherwise indicated on the form of proxy, shares of our common stock represented by any proxy in the enclosed form, assuming the proxy is properly executed and received by us prior to the Annual Meeting, will be voted with respect to the following items on the agenda: (i) the election of each of the nominees for Class I director shown on the form of proxy; (ii) the approval of our adoption of a Senior Executive Bonus Plan; and (iii) the ratification of our appointment of KPMG LLP as our independent auditors for 2003.

        Stockholders may revoke the authority granted by their execution of a proxy at any time prior to the effective exercise of the powers conferred by that proxy by filing with our Secretary a written notice of revocation or a duly executed proxy bearing a later date or by voting in person at the meeting. Shares of our common stock represented by executed and unrevoked proxies will be voted in accordance with the instructions specified in such proxies. If no specifications are given, the proxies intend to vote the shares represented thereby "for" the election of each of the nominees for director as shown on the form of proxy, "for" the approval of our adoption of a Senior Executive Bonus Plan, "for" the ratification of our appointment of KPMG LLP as our independent auditors for 2003 and in accordance with their best judgment on any other matters that may properly come before the meeting.

RECORD DATE AND VOTING RIGHTS

        On March 21, 2003, there were 59,529,118 shares of our common stock outstanding, each of which is entitled to one vote upon each of the matters to be presented at the Annual Meeting. Only stockholders of record at the close of business on March 21, 2003 are entitled to notice of, and to vote at, the Annual Meeting. The holders of a majority of the outstanding shares of our common stock, present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting.

        The affirmative vote of the holders of a plurality of the shares of our common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors. Accordingly, the three nominees receiving the highest number of votes will be elected as our Class I directors. In the election of directors, votes may be cast in favor of or withheld with respect to any or all nominees. Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the vote.

        The affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to (i) approve the Senior Executive Bonus Plan and (ii) ratify our appointment of KPMG LLP as our independent auditors for the year ending December 31, 2003. An abstention from voting on either of these matters will be treated as "present" for purposes of determining the presence or absence of a quorum, but it will have the practical effect of a vote against these matters because the abstention results in one less vote for such matters.

        Under the rules of the National Association of Securities Dealers, Inc. (the "NASD"), member brokers generally may not vote shares held by them in street name for customers unless they are permitted to do so under the rules of any national securities exchange of which they are a member. Under the rules of the New York Stock Exchange, Inc. ("NYSE"), NYSE-member brokers (other than our LaBranche Financial Services, Inc. subsidiary) who hold shares of our common stock in street name for their customers and have transmitted our proxy solicitation materials to their customers, but do not receive voting instructions from such customers, are permitted to vote on the election of our Class I directors and the proposal to ratify our appointment of KPMG LLP as our independent auditors, but are not permitted to vote on the proposal to approve the Senior Executive Bonus Plan. Under these NYSE rules, the proposal to approve the Senior Executive Bonus Plan is a "non-discretionary" matter, which means that NYSE-member brokers who have not received voting instructions from beneficial owners of our common stock do not have discretion to vote the shares of our common stock held by those beneficial owners on this matter. In this situation, and as to all other matters where a broker withholds authority to vote, the failure to vote is deemed to be a "broker non-vote." Such "broker non-votes" will not be treated as a "vote" for or against such matters and will not have any impact on the vote with respect to such matters. With respect to the election of our Class I directors and ratification of our appointment of KPMG LLP as our independent auditors, if our LaBranche Financial Services, Inc. subsidiary does not receive voting instructions regarding shares of our common stock held by it in street name for its customers, it is entitled to vote these shares only in the same proportion as the shares represented by votes cast by all stockholders of record with respect to each such matter.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY
CERTAIN STOCKHOLDERS AND MANAGEMENT

        The following table sets forth information as of March 21, 2003 regarding the beneficial ownership of our common stock by: (i) each person known by us to own beneficially more than five percent of the outstanding common stock; (ii) each of our directors and nominees for director; (iii) each executive officer named in the Summary Compensation Table (see "Executive Compensation" below); and (iv) all our directors and executive officers as a group.

        All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated. Unless otherwise indicated, the address of each beneficial owner is: c/o One Exchange Plaza, New York, New York 10006. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock issuable pursuant to options, to the extent such options are exercisable or convertible within 60 days after March 21, 2003, are treated as outstanding for purposes of computing the percentage of the person holding such securities but are not treated as outstanding for purposes of computing the percentage of any other person.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
George M. L. (Michael) LaBranche, IV (2)	4,001,094	6.7%
Alfred O. Hayward, Jr. (3)	1,956,468	3.3
Robert M. Murphy (4)	1,515,000	2.5
E. Margie Filter	2,754	*
Thomas E. Dooley	1,334	*
David A. George	676	*
Donald E. Kiernan	100	*
S. Lawrence Prendergast (5)	207,000	*
Harvey S. Traison (6)	72,666	*
William J. Burke, III	700,800	1.2
All executive officers and directors as a group (10 persons) (7)	8,457,892	13.9

*
Less than 1%

(1)
Each of our managing directors at the time of our initial public offering in August 1999 entered into a stockholders' agreement pursuant to which he or she agreed to vote his or her shares as determined by a majority of Messrs. LaBranche, Hayward and James G. Gallagher, a former director and executive officer of the Company who retired in January 2003. Messrs. LaBranche, Hayward and Gallagher beneficially own an aggregate of 8,037,662 shares of common stock, constituting approximately 13.2% of the outstanding shares of our common stock. As a result of the stockholders' agreement, Messrs. LaBranche, Hayward and Gallagher, acting together as a group, may be deemed to beneficially own an aggregate of 32,235,551 shares of common stock (including the 8,037,662 shares beneficially owned by them individually), constituting approximately 52.9% of the outstanding shares of our common stock. Each of Messrs. LaBranche, Hayward and Gallagher disclaims beneficial ownership of any and all shares of common stock held by any person or entity other than him.

(2)
Includes options to purchase 500,000 shares of our common stock which are exercisable within 60 days.

(3)
Includes options to purchase 100,000 shares of our common stock which are exercisable within 60 days.

(4)
Includes options to purchase 493,890 shares of our common stock which are exercisable within 60 days.

(5)
Includes options to purchase 200,000 shares of our common stock which are exercisable within 60 days.

(6)
Includes options to purchase 66,666 shares of our common stock which are exercisable within 60 days.

(7)
Includes options to purchase 1,360,556 shares of our common stock which are exercisable within 60 days.

PROPOSAL NO. 1—ELECTION OF CLASS I DIRECTORS

        Three Class I directors are to be elected at this Annual Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below (each of whom is currently one of our directors). Our board of directors has been classified pursuant to our Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"). In accordance with the provisions of the Certificate of Incorporation, our directors are divided into three classes, designated Class I, Class II and Class III. Each class consists, as nearly as possible, of one-third of the total number of directors constituting our entire board of directors. Currently, our Class I directors will serve until this Annual Meeting, our Class II directors will serve until the 2004 annual meeting of our stockholders and our Class III directors will serve until the 2005 annual meeting of our stockholders. At each annual meeting of our stockholders, successors to the directors whose terms expire at that annual meeting will be elected for a three-year term. This Annual Meeting is our fourth annual meeting since our initial public offering in August 1999.

        Michael LaBranche, Alfred O. Hayward, Jr. and Robert M. Murphy currently serve as Class I directors for a term expiring at this Annual Meeting or at a special meeting held in lieu thereof; David A. George and Donald E. Kiernan currently serve as Class II directors for a term expiring at the 2004 annual meeting of our stockholders or at a special meeting held in lieu thereof; and E. Margie Filter and Thomas E. Dooley currently serve as Class III directors for a term expiring at the 2005 annual meeting of our stockholders or at a special meeting held in lieu thereof. In accordance with the provisions of the Certificate of Incorporation, each of Michael LaBranche, Alfred O. Hayward, Jr. and Robert M. Murphy has been nominated for election as a Class I director at the Annual Meeting. If any of these nominees becomes unavailable for any reason, or if a vacancy should occur before the election, the shares represented by the proxy will be voted for the person, if any, who is designated by our board of directors to replace the nominee or to fill the vacancy. All three of the current nominees have consented to be named and have indicated their intent to serve if elected. Our board of directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the board of directors will occur.

        Our nominees, their respective ages, the year in which each first became one of our directors and their principal occupations or employment during the past five years are as follows:

Nominee	Age	Year First Became Director	Principal Occupation During Past Five Years
Michael LaBranche	47	1999	Michael LaBranche has been our Chairman, Chief Executive Officer and President since our initial public offering in August 1999. Mr. LaBranche has served as Chairman of the Management Committee of LaBranche & Co. LLC since 1996, as a member of the Management Committee of LaBranche & Co. LLC since 1988 and as a specialist with LaBranche & Co. LLC since 1977. He currently is a Governor of the NYSE and is a member of the NYSE's Market Performance Committee. Mr. LaBranche also is a member of the board of directors of Lava Trading, Inc. and of the Securities Industry Automation Corporation (SIAC), a subsidiary of the NYSE and the American Stock Exchange ("AMEX").

Alfred O. Hayward, Jr.	54	1999
			Alfred O. Hayward, Jr. has been our Executive Vice President and a member of our board of directors since our initial public offering in August 1999. Mr. Hayward has been a specialist with LaBranche & Co. LLC since 1983 and has served as a member of the Management Committee of LaBranche & Co. LLC since 1994. He currently sits on the NYSE Arbitration Panel, is a trustee of the Buttonwood Association and the NYSE Gratuity Fund, and is involved with NYSE education programs. Mr. Hayward has served as a NYSE Floor Official and has also served as the Chairman of the NYSE's Allocation Committee.
Robert M. Murphy	47	2001
			Robert M. Murphy became a member of our board of directors on March 16, 2001, when we acquired ROBB PECK McCOOEY Financial Services, Inc., and has been the Chief Executive Officer of LaBranche & Co. LLC since March 16, 2001. From 1985 to March 2001, Mr. Murphy was an Executive Vice President and director of ROBB PECK McCOOEY Financial Services, Inc. and served as Vice Chairman, President and Chief Executive Officer of ROBB PECK McCOOEY Specialist Corporation. Mr. Murphy currently is a Vice-Chairman of the board of directors of the NYSE. He also serves on the NYSE's Market Performance Committee, Finance and Audit Committee, Committee for Review, Technology Planning and Oversight Committee and subcommittee on Floor Facilities. Previously, he was a NYSE governor and floor official.

        During the fiscal year ended December 31, 2002, our board of directors held four meetings and acted 17 times by unanimous written consent in lieu of a meeting.

        During the fiscal year ended December 31, 2002, each of our directors attended 75% or more of the total number of meetings of our board of directors (held during the period for which he or she was a director).

BOARD COMMITTEES

        Our board of directors has an audit committee, a compensation committee and a nominating and corporate governance committee.

        The audit committee of our board of directors was established on March 17, 2000 and currently is composed of E. Margie Filter, Thomas E. Dooley, David A. George and Donald E. Kiernan. David A. George currently is the chairman of the audit committee. The primary responsibility of the audit committee is to oversee our financial reporting process and report the results of its activities to the board of directors. The audit committee reviews, acts on and reports to our board of directors with respect to various auditing, accounting, financial reporting, internal control and regulatory compliance matters. The audit committee has the sole authority and direct responsibility to select, evaluate, determine the compensation of, oversee, and where appropriate, replace our independent auditors. The audit committee also has the authority to resolve disagreements between management and our auditors. Our board of directors has determined that each of the members of the audit committee is "independent" within the meaning of the rules of the NYSE and the Securities Exchange Act of 1934, as amended by the Sarbanes-Oxley Act of 2002. A copy of the second amended and restated audit committee charter is annexed to this proxy statement as Annex B.

        The compensation committee of our board of directors was established on March 17, 2000 and is composed of E. Margie Filter, Thomas E. Dooley, David A. George and Donald E. Kiernan. Thomas E. Dooley currently is the chairman of the compensation committee. The compensation committee recommends, reviews and oversees salaries, bonuses, benefits and equity incentives for our executive officers, employees, consultants and directors. The compensation committee also administers our incentive compensation plans and will administer our Senior Executive Bonus Plan, subject to stockholder approval (See Proposal No. 2). Our board of directors has determined that each of the members of the compensation committee is "independent" within the meaning of the rules of the NYSE and the Securities Exchange Act of 1934, as amended by the Sarbanes-Oxley Act of 2002. A copy of the compensation committee charter is annexed to this proxy statement as Annex C.

        The nominating and corporate governance committee was established on October 17, 2002 and is composed of E. Margie Filter, Thomas E. Dooley, David A. George and Donald E. Kiernan. E. Margie Filter currently is the chairwoman of the nominating and corporate governance committee. The nominating and corporate governance committee identifies individuals qualified to become members of our board of directors and oversees and makes recommendations to our board of directors with respect to all corporate governance matters of the Company. Our board of directors has determined that each of the members of the nominating and corporate governance committee is "independent" within the meaning of the rules of the NYSE and the Securities Exchange Act of 1934, as amended by the Sarbanes-Oxley Act of 2002. A copy of the nominating and corporate governance committee charter is annexed to this proxy statement as Annex D.

Director Compensation

        We have appointed four non-employee directors. Each of our non-employee directors currently receives an annual retainer of $50,000 and attendance fees of $2,500 per board meeting and $2,500 per committee meeting attended. The meeting attendance fees are paid after the end of each year in shares of our common stock under our Equity Incentive Plan. Our employee directors do not receive any additional compensation for serving on our board of directors, and our non-employee directors do not receive any compensation from us other than the retainer and attendance fees described above.

VOTE REQUIRED

        The three nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them will be elected as Class I directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instructions to the contrary. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will not be counted as a vote for any such nominee.

        OUR BOARD OF DIRECTORS DEEMS THE ELECTION AS CLASS I DIRECTORS OF THE THREE NOMINEES TO BE IN THE BEST INTERESTS OF LaBRANCHE AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THESE NOMINEES.

PROPOSAL NO. 2—APPROVAL OF OUR
SENIOR EXECUTIVE BONUS PLAN

        Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the annual amount of compensation paid to a corporation's chief executive officer and next four most highly compensated executive officers ("covered employees") which may be deducted for tax purposes generally is limited to $1 million per covered employee. Bonuses paid to our covered employees under the LaBranche & Co Inc. Annual Incentive Plan (the "Existing Bonus Plan") with respect to fiscal years prior to 2003 were exempt from this deduction limitation pursuant to a special transitional relief provision under which a newly-public company is not subject to the $1 million deduction limitation until the first meeting of its stockholders in the fourth calendar year following the calendar year of its initial public offering. Due to the pending expiration of this special transitional relief, our board of directors has sought to ensure the continued tax deductibility of bonuses paid to our covered employees by adopting, subject to the approval of our stockholders, the LaBranche & Co Inc. Senior Executive Bonus Plan. If the Senior Executive Bonus Plan is approved by our stockholders, bonuses paid to our covered employees pursuant thereto should qualify as "performance-based compensation," within the meaning of Section 162(m) of the Code, and thus should be exempt from the application of the $1 million deduction limitation.

Summary of Senior Executive Bonus Plan

        The following summary of the material terms of the Senior Executive Bonus Plan is qualified in its entirety by reference to the complete text of the Senior Executive Bonus Plan, which is attached hereto as Annex A.

        The purpose of the Senior Executive Bonus Plan is to provide for the payment to our covered employees of bonuses based on our "Pre-Tax Income" (as defined below) which are exempt from the $1 million deduction limitation imposed by Section 162(m) of the Code. Unless our board of directors determines otherwise, our compensation committee will administer the Senior Executive Bonus Plan. While all our executive officers are eligible to participate in the Senior Executive Bonus Plan, the compensation committee will select our Chief Executive Officer and at least four other executive officers to participate in the Senior Executive Bonus Plan for each fiscal year or portion thereof (each, a "Fiscal Period"). Those executive officers who are selected by the compensation committee as participants in the Senior Executive Bonus Plan for any Fiscal Period may not participate in our Existing Bonus Plan for the same Fiscal Period.

        Subject to the compensation committee's discretion to reduce or eliminate any bonus payable under the Senior Executive Bonus Plan, each participant in the Senior Executive Bonus Plan will be eligible to receive for each Fiscal Period a bonus equal to up to 5% of our Pre-Tax Income during such Fiscal Period. In no event, however, may the aggregate amount paid under the Senior Executive Bonus Plan and the Existing Bonus Plan with respect to any fiscal year exceed 30% of our Pre-Tax Income for such fiscal year. The latter limitation effectively preserves the integrity of the 30% of Pre-Tax Income limitation currently applicable under the Existing Bonus Plan by providing that the aggregate amount of bonuses payable for 2003 and subsequent years under both the Existing Bonus Plan and the Senior Executive Bonus Plan may not exceed the annual aggregate amount previously payable under the Existing Bonus Plan.

        "Pre-Tax Income" for any Fiscal Period means our "income before provision for income taxes" for such Fiscal Period, as reported on our consolidated financial statements, reduced by the amount of any compensation expense for such Fiscal Period attributable to restricted stock unit awards to our employees in connection with our initial public offering in August 1999.

        Following each Fiscal Period, but prior to the payment of any bonuses for such Fiscal Period, the compensation committee will certify in writing the attainment of the performance goal and the amount of each participant's bonus for such Fiscal Period and the method and timing of bonus payments. Bonuses will be payable, at the discretion of the compensation committee, in cash and/or equity-based awards (including restricted or unrestricted shares of our common stock, options to purchase shares of our common stock, restricted stock units or any other equity-based award permitted under our Equity Incentive Plan or any successor or future plan), with the cash portion generally paid at the same time as other bonuses for such fiscal year or period. Any equity-based awards will be subject to such terms and conditions (including vesting requirements) as may be determined by the compensation committee and the administrative committee of the plan under which such equity-based award is granted. Each participant may be permitted or required to defer receipt of part or all of any bonus otherwise payable to him or her under the Senior Executive Bonus Plan, subject to such terms and conditions as the compensation committee may determine.

        If a participant's employment with us terminates for any reason before the end of a Fiscal Period, the compensation committee will have the discretion to determine whether such participant's bonus for such Fiscal Period would be forfeited or reduced on a pro-rata basis to reflect the portion of such Fiscal Period during which the participant was employed by us, and to make such other arrangements as it deems appropriate.

        The board of directors may, at any time, terminate or amend the Senior Executive Bonus Plan, although any amendment of the Senior Executive Bonus Plan's performance criteria will require stockholder approval in order for bonus awards under the Senior Executive Bonus Plan to continue to be exempt from the $1 million deduction limitation of Section 162(m) of the Code. Notwithstanding the adoption of the Senior Executive Bonus Plan and its submission to stockholders for approval, we reserve the right to pay our executive officers, including participants in the Senior Executive Bonus Plan, amounts which may or may not be deductible under Section 162(m) of the Code.

Senior Executive Bonus Plan Benefits

        The amount of each participant's bonus under the Senior Executive Bonus Plan for the current Fiscal Period (which runs from January 1, 2003 through December 31, 2003) will be determined based on our Pre-Tax Income for such Fiscal Period, subject to the compensation committee's right to eliminate or reduce such bonus. As a result, we cannot determine either the amount that will be payable under the Senior Executive Bonus Plan to any participant for the current Fiscal Period or the amount that would have been paid to any participant under the Senior Executive Bonus Plan had it been in effect for 2002. Based on the bonus amounts actually awarded by our compensation committee for 2002 to our covered employees under our Existing Bonus Plan, however, the compensation committee necessarily would have exercised its discretion to reduce the maximum bonus for which each participant was potentially eligible had the Senior Executive Bonus Plan been in effect for 2002. See the Summary Compensation Table on page 14 for the bonus amounts actually awarded by our compensation committee under our Existing Bonus Plan to our covered employees for 2002.

        If the Senior Executive Bonus Plan is not approved by stockholders, no amounts will be payable thereunder.

Interest of Certain Directors and Executive Officers in Proposal No. 2

        The compensation committee has determined that Messrs. LaBranche, Hayward, Murphy, Traison and Burke will be participants in the Senior Executive Bonus Plan for the Fiscal Period ending December 31, 2003 and, unless and until otherwise determined by the compensation committee, each Fiscal Period commencing thereafter.

        Each of Messrs. LaBranche, Hayward, Murphy, Traison and Burke is an executive officer and each of Messrs. LaBranche, Hayward and Murphy is a director. Messrs. LaBranche, Hayward, Murphy, Traison and Burke collectively beneficially own 8,246,028 shares of our common stock, constituting approximately 13.9% of the outstanding shares of our common stock. As a result of the stockholders' agreement referred to in "Beneficial Ownership of Common Stock by Certain Stockholders and Management," Messrs. LaBranche, Hayward and James G. Gallagher, a former director and executive officer, may be deemed to beneficially own an aggregate of 32,235,551 shares of our common stock, constituting approximately 52.9% of the outstanding shares of our common stock.

VOTE REQUIRED

        The affirmative vote of the holders of a majority of the shares of our common stock present or represented and entitled to vote is required for the approval of the Senior Executive Bonus Plan. Abstentions will have the practical effect of a vote against this proposal. Broker non-votes are not treated as a "vote" for or against this proposal and thus will not have any impact on the outcome of the vote on this proposal.

        THE BOARD OF DIRECTORS DEEMS THE SENIOR EXECUTIVE BONUS PLAN TO BE IN THE BEST INTERESTS OF LaBRANCHE AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

DIRECTORS AND EXECUTIVE OFFICERS

        Our directors and executive officers are as follows:

Name	Age	Position
Michael LaBranche	47	Chairman, Chief Executive Officer and President
Alfred O. Hayward, Jr.	54	Director and Executive Vice President
Robert M. Murphy	47	Director and Chief Executive Officer of LaBranche & Co. LLC
Thomas E. Dooley	46	Director
E. Margie Filter	62	Director
David A. George	60	Director
Donald E. Kiernan	62	Director
S. Lawrence Prendergast	61	Executive Vice President, Finance
Harvey S. Traison	63	Senior Vice President and Chief Financial Officer
William J. Burke, III	48	Secretary and Chief Executive Officer of LaBranche Financial Services, Inc.

        Michael LaBranche has been our Chairman, Chief Executive Officer and President since our initial public offering in August 1999. Mr. LaBranche has served as Chairman of the Management Committee of LaBranche & Co. LLC since 1996, as a member of the Management Committee of LaBranche & Co. LLC since 1988 and as a specialist with LaBranche & Co. LLC since 1977. He currently is a Governor of the NYSE and is a member of the NYSE's Market Performance Committee. Mr. LaBranche also is a member of the board of directors of Lava Trading, Inc. and of the Securities Industry Automation Corporation (SIAC), a subsidiary of the NYSE and the AMEX.

        Alfred O. Hayward, Jr. has been our Executive Vice President and a member of our board of directors since our initial public offering in August 1999. Mr. Hayward has been a specialist with LaBranche & Co. LLC since 1983 and has served as a member of the Management Committee of LaBranche & Co. LLC since 1994. He currently sits on the NYSE Arbitration Panel and is involved with NYSE education programs. Mr. Hayward has served as a NYSE Floor Official and has also served as the Chairman of the NYSE's Allocation Committee.

        Robert M. Murphy became a member of our board of directors on March 16, 2001, when we acquired ROBB PECK McCOOEY Financial Services, Inc., and has been the Chief Executive Officer of LaBranche & Co. LLC since March 16, 2001. From 1985 to March 2001, Mr. Murphy was an Executive Vice President and director of ROBB PECK McCOOEY Financial Services, Inc. and served as Vice Chairman, President and Chief Executive Officer of ROBB PECK McCOOEY Specialist Corporation. Mr. Murphy currently is a Vice-Chairman of the board of directors of the NYSE. He also serves on the NYSE's Market Performance Committee, Finance and Audit Committee, Committee for Review, Technology Planning and Oversight Committee and subcommittee on Floor Facilities. Previously, he was a NYSE governor and floor official.

        Thomas E. Dooley has been a member of our board of directors since March 2000. Mr. Dooley is Co-Chairman and Chief Executive Officer of DND Capital Partners, a venture capital and investment advisory firm that specializes in the media and telecommunications markets. Prior to joining DND Capital Partners in June 2000, Mr. Dooley was Deputy Chairman of Viacom Inc. He was also a member of Viacom's Executive Committee, its board of directors and served as Executive Vice

President, Finance, Corporate Development and Communications. Mr. Dooley currently is a director of the North Shore Long Island Jewish Hospital System and The Tennis Channel.

        E. Margie Filter has been a member of our board of directors since October 1999. Ms. Filter joined Xerox Corporation in 1973 and served as Vice President, Treasurer and Secretary of Xerox Corporation and President and Chief Executive Officer of Xerox Credit Corporation until December 31, 2001. Ms. Filter also is a director of Briggs and Stratton Corporation, a retired director of Baker Hughes Inc. and a member of the board of managers of Cancer Care of Connecticut.

        David A. George has been a member of our board of directors since June 1, 2001. From May 1999 to September 2001, Mr. George was a senior director of Goldman Sachs Group, Inc., the public holding company and parent of Goldman, Sachs & Co. From 1994 to May 1999, Mr. George was a limited partner and advisor of Goldman, Sachs & Co. Mr. George also served as a member of the management committee and as a managing partner of Goldman, Sachs & Co. from 1988 to 1994. Mr. George joined Goldman Sachs in 1973 in the Investment Banking Division and held numerous positions, including head of the Operations, Technology and Finance Division and the Private Banking Division. Mr. George also served as Goldman Sachs' Chief Financial Officer and as chairman of its Finance Committee, Compensation Committee, Global Tax Policy Committee and Global Compliance and Control Committee. From 1968 to 1973, Mr. George was an attorney at the law firm of Dewey, Ballantine, Busby, Palmer & Wood. Mr. George is a trustee of New York Presbyterian Hospital and chairman of the board of trustees of the Friends Academy.

        Donald E. Kiernan became a member of our board of directors on March 6, 2003. Mr. Kiernan was Senior Executive Vice President and Chief Financial Officer of SBC Communications Inc. from October 1993 until his retirement in August 2001. From 1990 to October 1993, he served as Vice President of Finance for SBC Communications Inc. Mr. Kiernan is a Certified Public Accountant and was a partner of Arthur Young & Company and its successor firm, Ernst & Young LLP. Mr. Kiernan also serves on the boards of directors of BioNumerik Pharmaceuticals, Horace Mann Educators Corporation, Health Management Associates, Inc. and Viad Corp.

        S. Lawrence Prendergast has been our Executive Vice President, Finance since our initial public offering in August 1999. He also served as a member of our board of directors from the time of our initial public offering in August 1999 until January 2003. From May 1997 to August 1999, Mr. Prendergast was the Chairman and CEO of AT&T Investment Management Corp. Prior to 1997, Mr. Prendergast had been the Vice President and Treasurer of AT&T for 14 years. Mr. Prendergast currently is a director of AT&T Investment Management Corp., a money management subsidiary of AT&T.

        Harvey S. Traison has been our Senior Vice President and Chief Financial Officer since March 2000. Mr. Traison also served as a member of our board of directors from March 2000 until January 2003. As of December 31, 1999, Mr. Traison retired from service as Vice President, Treasurer and a member of the board of directors of DaimlerChrysler North America Holding Corporation and DaimlerChrysler Canada Finance Inc. Mr. Traison joined Daimler-Benz (a predecessor of DaimlerChrysler) in 1984. Mr. Traison currently is a trustee of the Marlboro Music Festival.

        William J. Burke, III    became the Chief Executive Officer of our LaBranche Financial Services, Inc. subsidiary in January 2003. He has served as our Secretary since August 1999, as the director of business development of our LaBranche & Co. LLC subsidiary since October 1999 and as the director of risk management of our LaBranche & Co. LLC subsidiary from August 1999 to January 2003. From 1991 to 1996, Mr. Burke was the managing partner of W.J. Burke & Co. LLC, a registered market maker on the NYSE, and was a sole-proprietor specialist on the NYSE from 1989 to 1991. Prior to 1989, Mr. Burke was a vice president of Salomon Brothers. Mr. Burke is a director of the Kenyon Review, a journal of culture and literature.

        There are no family relationships among any of our directors and executive officers.

EXECUTIVE COMPENSATION

        The following table sets forth the annual compensation during fiscal 2002, 2001 and 2000 of our Chief Executive Officer and our four other highest paid executive officers named in the table whose total salary for fiscal 2002 exceeded $100,000 for services rendered in all capacities. These amounts may not be indicative of amounts to be paid to the named executive officers in future years.

Summary Compensation Table

		Annual Compensation		Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus(1)	Securities Underlying Stock Options	All Other Compensation(2)
Michael LaBranche Chairman, Chief Executive Officer and President	2002 2001 2000	$250,000 250,000 250,000	$700,000 725,000 3,450,000	200,000 — —	$23,461 20,297 19,500
Alfred O. Hayward, Jr. Executive Vice President	2002 2001 2000	250,000 250,000 250,000	150,000 225,000 1,950,000	30,000 — —	23,461 20,297 19,500
Robert M. Murphy Chief Executive Officer of LaBranche & Co. LLC	2002 2001 2000	250,000 197,917 —	200,000 300,000 —	— 493,890 —	1,266,488 20,297 —
Harvey S. Traison Senior Vice President and Chief Financial Officer	2002 2001 2000	250,000 250,000 197,917	190,000 205,000 250,000	— 100,000 —	23,461 20,297 —
William J. Burke, III Secretary and Chief Executive Officer of LaBranche Financial Services, Inc.	2002 2001 2000	250,000 250,000 250,000	170,000 475,000 300,000	— — —	23,461 20,297 19,500

(1)
Reflects bonus amount earned in such fiscal year.

(2)
Fiscal 2002 includes our profit-sharing contributions and 401(k) matching contributions made to our retirement plan on behalf of: Mr. LaBranche—$17,961 and $5,500; Mr. Hayward—$17,961 and $5,500; Mr. Murphy—$17,961 and $5,500; Mr. Traison—$17,961 and $5,500; and Mr. Burke—$17,961 and $5,500. Mr. Murphy also received $1,243,027 under a deferred compensation plan assumed in connection with our March 2001 acquisition of ROBB PECK McCOOEY Financial Services, Inc.

  Fiscal 2001 includes our profit-sharing contributions and 401(k) matching contributions made to our retirement plan on behalf of: Mr. LaBranche—$14,797 and $5,500; Mr. Hayward—$14,797 and $5,500; Mr. Murphy—$14,797 and $5,500; Mr. Traison—$14,797 and $5,500; and Mr. Burke—$14,797 and $5,500.

  Fiscal 2000 includes our profit-sharing contributions and 401(k) matching contributions made to our retirement plan on behalf of: Mr. LaBranche—$14,400 and $5,100; Mr. Hayward—$14,400 and $5,100; and Mr. Burke—$14,400 and $5,100.

        The following table sets forth certain summary information concerning individual grants of stock options made during the year ended December 31, 2002 to each of our named executive officers. None of our other named executive officers were granted options in 2002.

Option Grants In Last Fiscal Year

Individual Grants

			% of Total Options Granted to Employees in Fiscal Year
						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term(1)
Name	Number of Options Granted			Exercise or Base Price ($/share)	Expiration Date
						5% ($)	10% ($)
Michael LaBranche	200,000	(2)	12.94%	$35.00	1/17/2012	$3,991,781	$10,502,574
Alfred O. Hayward, Jr.	30,000	(2)	1.94%	$35.00	1/17/2012	598,767	1,575,386

(1)
Potential realizable value is based on the assumption that the price per share of common stock appreciates at the assumed annual rate of stock appreciation for the option term. The assumed 5% and 10% annual rates of appreciation compounded annually over the term of the option are set forth in accordance with the rules and regulations adopted by the Securities and Exchange Commission and do not represent our estimate of stock price appreciation.

(2)
Such options were granted on January 17, 2002 pursuant to our Equity Incentive Plan. Subject to the recipient's continued service with us, one-third of these options will become exercisable on the second anniversary of the date of grant and the remaining two-thirds will become exercisable on the third anniversary of the date of grant.

        The following table sets forth the number of options and value of unexercised options held by each of our named executive officers at December 31, 2002. None of our named executive officers exercised any of his options in 2002.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

	Number of Unexercised Options at Year End		Value of Unexercised In-the-Money Options at Year End
	Exercisable	Unexercisable	Exercisable	Unexercisable
Michael LaBranche	500,000	200,000	$6,320,000	—
Alfred O. Hayward, Jr.	100,000	30,000	1,264,000	—
Robert M. Murphy	493,890	—	11,782,230	—
Harvey S. Traison	33,333	66,667	—	—
William J. Burke, III	—	—	—	—

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders	3,151,618	$26.58	3,622,187
Equity compensation plans not approved by stockholders (1)	1,065,169	8.62	—

Total	4,216,787		3,622,187

(1)
Represents fully-vested options to purchase an aggregate of 493,890 and 571,279 shares, respectively, of our common stock at a purchase price of $2.78 and $13.67 per share, respectively, which we assumed in connection with our March 2001 acquisition of ROBB PECK McCOOEY Financial Services, Inc. Each of the options will expire on the earlier to occur of (a) the 90th day following the date of the holder's death, or (b) the 30th day following the date of the termination of the holder's employment with us or any of our subsidiaries for any other reason.

Employment Agreements

        As part of the reorganization of our firm from partnership to corporate form in connection with our initial public offering in August 1999, Messrs. LaBranche, Hayward and Burke entered into employment agreements, pledge agreements and agreements regarding noncompetition and other covenants. In April 2000, we entered into an employment agreement with Harvey S. Traison, our Senior Vice President and Chief Financial Officer, which contains comparable provisions regarding noncompetition. The material terms of the employment, noncompetition and pledge agreements are described below.

        The employment agreement with each of Messrs. LaBranche, Hayward and Burke, which had an initial term of three years and remains in effect until the termination of his employment with us, requires him to devote his entire working time to our business and affairs, contains various restrictive covenants and is terminable on 90 days' notice by either party. The employment agreement with Mr. Traison, which had an initial term of three years and has been automatically renewed for an additional year, requires him to devote substantially all his business time to the performance of his duties and responsibilities, is terminable on 90 days' notice by either party and provides for automatic one-year renewals, subject to notice of termination.

        Messrs. LaBranche, Hayward and Burke also have agreed not to use or disclose confidential information and not to compete with us or solicit our employees or listed companies until the later of August 24, 2004 or 12 months following the termination of their employment with us or our affiliates. Mr. Traison has agreed not to use or disclose confidential information and not to compete with us or solicit our employees or listed companies until 12 months following the termination of his employment with us or our affiliates. Each of their agreements also provides that he will take all actions and do all things reasonably requested by us during a 90-day transition period following termination of employment to maintain the business, goodwill and business relationships in which or with which he was previously involved on our behalf. In addition, if any of Messrs. LaBranche, Hayward or Burke breaches the noncompetition or nonsolicitation provisions of his agreement before the termination thereof, then he will be liable for liquidated damages in an amount equal to 75% of the aggregate value of the common stock and cash received by him from us in connection with our reorganization from partnership to corporate form in August 1999. The liquidated damages provision is guaranteed by a separate pledge agreement entered into by each of Messrs. LaBranche, Hayward and Burke. In December 2002, we waived our lien under the pledge agreements with respect to those shares of common stock which were no longer subject to the restrictions on transfer imposed under the stockholders' agreement executed by our managing directors (including Messrs. LaBranche, Hayward and Burke) in connection with our reorganization from partnership to corporate form in August 1999. We also agreed to waive our lien with respect to the remainder of the shares of common stock received by our managing directors in connection with our August 1999 reorganization as and when such shares are freed of the transfer restrictions imposed under the stockholders' agreement. Until those shares of common stock are released from our lien, however, we will retain our rights under the liquidated damages provisions of the noncompetition agreements and the pledge agreements. The liquidated damages and pledge arrangements discussed above are not exclusive of any injunctive relief to which we may be entitled for a breach of a covenant against competition or solicitation. Prior to and after the expiration of the pledge agreements, we will be entitled to all available remedies for a breach of the noncompetition agreements. The employment and noncompetition agreements generally provide that any disputes thereunder will be resolved by binding arbitration.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The compensation committee of our board of directors was established on March 17, 2000 and is composed of E. Margie Filter, Thomas E. Dooley, David A. George and Donald E. Kiernan. Thomas E. Dooley currently is the chairman of the compensation committee. The compensation committee recommends, reviews and oversees salaries, bonuses, benefits and equity incentives for our executive officers, employees, consultants and directors. The compensation committee also administers our incentive compensation plans. All the members of the compensation committee are independent directors. There are no compensation committee interlocks or insider participation on our compensation committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        This report of our compensation committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

        Compensation Philosophy.    We believe that executive compensation should be closely related to increased stockholder value. One of the strengths contributing to our success is a strong management team. Our compensation program is designed to enable us to attract, retain and reward capable employees who can contribute to our continued success, principally by linking compensation with the attainment of key business objectives. Equity participation and a strong alignment to stockholders' interests are key elements of our compensation philosophy. Accordingly, our executive compensation program is designed to provide competitive compensation, support our strategic business goals and reflect our performance.

        The compensation program reflects the following principles:

  •
  Compensation should encourage increased stockholder value;

  •
  Compensation programs should support our short- and long-term strategic business goals and objectives;

  •
  Compensation programs should reflect and promote our values and reward individuals for outstanding contributions toward business goals; and

  •
  Compensation programs should enable us to attract and retain highly qualified professionals.

        Pay Mix and Measurement.    Our executive compensation is comprised of two components, base salary and incentives, each of which is intended to serve the overall compensation philosophy.

        Base Salary.    Our salary levels are intended to be consistent with competitive pay practices and levels of responsibility, with salary increases reflecting competitive trends, our overall financial performance and resources, general economic conditions and a number of factors relating to the particular individual, including his or her performance, level of experience, ability and knowledge of the job. The base salary levels for 2002 were determined by our compensation committee.

        Incentives.    Incentives for 2002 consisted of cash awards under our Annual Incentive Plan and equity-based awards pursuant to our Equity Incentive Plan. The granting of cash awards was discretionary and was dependent principally on our overall performance and the performance of each individual employee. We expect to continue to grant annual cash awards consistent with our performance. We also are authorized to grant equity-based awards. The equity-based awards typically consist of stock options, restricted stock and restricted stock units granted to our executives and other employees pursuant to our Equity Incentive Plan. We granted stock options with respect to 1,470,000 shares of our common stock during the year ended December 31, 2002, at an exercise price per share of $35.00. Of these grants, options to purchase 200,000 shares of our common stock were granted to Michael LaBranche, our Chairman, Chief Executive Officer and President, and options to purchase 30,000 shares of our common stock were granted to Alfred O. Hayward, Jr., our Executive Vice President. We also granted options to purchase 75,000 shares of our common stock at an exercise price of $27.50 per share to a newly hired employee in connection with our acquisition of Hochstin & Company, Inc. in October 2002. We granted restricted stock units with respect to 20,000 shares of our common stock during the year ended December 31, 2002.

        In the future, in addition to cash awards, we may from time to time grant additional equity-based incentives. We believe that the equity-based awards provide our executive officers and other employees with an opportunity to increase their ownership of our common stock and potentially gain financially from increases in the price of our common stock. By this approach, the best interests of stockholders, executives and employees will be closely aligned. The equity-based awards were, and we expect will continue to be, based primarily on an employee's potential contribution to our growth and profitability. Generally, these grants vest over a period of time, and executives and other employees must continue to be employed by us in order for such grants to vest.

        Chief Executive Officer Compensation for the Fiscal Year Ended December 31, 2002.    In August 1999, Michael LaBranche entered into an employment agreement which currently provides for an annual base salary of $250,000, plus a bonus to be determined by the compensation committee. In fiscal 2002, we awarded Mr. LaBranche a bonus of $700,000 under the Annual Incentive Plan and granted him options to purchase 200,000 shares of our common stock pursuant to the Equity Incentive Plan. The bonuses paid to Mr. LaBranche, as well as our other executive officers, is based on, among other things, our overall performance, profit margins and earnings per share for that year. We deem the compensation arrangements with Mr. LaBranche to be appropriate considering our overall performance in 2002.

        Tax Effects.    Section 162(m) of the Code generally denies a federal income tax deduction for certain compensation exceeding $1 million paid to any of the chief executive officer and the four other highest paid executive officers, excluding (among other things) certain performance-based compensation. Non-deductibility would result in additional tax cost to us. Through December 31, 2002, this provision did not affect our tax deductions, although, as noted above, we will not be eligible for transitional relief from the Section 162(m) deduction limitation after December 31, 2002. Please see Proposal No. 2—"Approval of Our Senior Executive Bonus Plan" for additional discussion of the $1 million Section 162(m) deduction limitation and the tax effects of the proposed Senior Executive Bonus Plan.

        General.    We believe that linking executive compensation to corporate performance results in a better alignment of compensation with corporate business goals and stockholder value. We further believe that our compensation practices are directly tied to stockholder returns and linked to the achievement of our annual and longer-term financial and operational goals on behalf of our stockholders. In view of our performance and achievement of goals and competitive conditions, we believe that compensation levels during fiscal 2002 adequately reflect our compensation goals and policies.

April 16, 2003	Compensation Committee Members Thomas E. Dooley (Chairman) E. Margie Filter David A. George Donald E. Kiernan

REPORT OF OUR AUDIT COMMITTEE

        The audit committee of our board of directors was established on March 17, 2000 and currently is composed of E. Margie Filter, Thomas E. Dooley, David A. George and Donald E. Kiernan. David A. George currently is the chairman of the audit committee. On May 30, 2000, our board of directors adopted an audit committee charter, which was subsequently amended and restated on July 1, 2002 and on January 3, 2003. A copy of our second amended and restated audit committee charter is annexed to this proxy statement as Annex B. The audit committee reviews, acts on and reports to our board of directors with respect to various auditing, accounting, financial reporting, internal control and regulatory compliance matters. The audit committee has the sole authority and direct responsibility to select, evaluate, determine the compensation of, oversee, and where appropriate, replace our independent auditors. The audit committee also has the authority to resolve disagreements between management and our auditors. The audit committee seeks to review and discuss its charter each year in order to determine whether appropriate changes and/or additions need to be made to update and enhance our auditing procedures and standards. The audit committee is comprised solely of independent directors.

        In accordance with the audit committee charter, the audit committee assists the board in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices. During the year ended December 31, 2002, the audit committee met eight times and discussed the interim financial information contained in each quarterly earnings announcement with the chief financial officer and independent auditors prior to public release.

        In discharging its oversight responsibility as to the audit process, the audit committee obtained from KPMG LLP, our independent auditors, a formal written statement describing all relationships between KPMG LLP and us that might bear on their independence consistent with Independence Standards Board Standard No. 1—"Independence Discussions with Audit Committees," discussed with KPMG LLP any relationships that may impact their objectivity and independence and satisfied itself as to KPMG LLP's independence. The audit committee also discussed and reviewed certain tax-related matters, audit-related issues in connection with our completed acquisitions and debt obligations and relationships to which we were subject. Other topics of discussion were the new audit-related rules being proposed by the NYSE and the Sarbanes-Oxley Act of 2002 and how these rules may affect us. The audit committee also discussed with management, our internal auditors and the independent auditors the quality and adequacy of our internal controls, the independent auditors' quality controls and the continuity of its audit team and the internal audit function's organization responsibilities, budget and staffing. The audit committee reviewed with both the independent and the internal auditors their respective audit plans, audit scope and identification of audit risks.

        The audit committee discussed and reviewed with KPMG LLP all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended—"Communication with Audit Committees" and with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

        Based on the above-mentioned review and discussions with management and the independent auditors, the audit committee recommended to the board that LaBranche's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission.

April 16, 2003	Audit Committee Members Thomas E. Dooley E. Margie Filter David A. George (Chairman) Donald E. Kiernan

PROPOSAL NO. 3—RATIFICATION OF
APPOINTMENT OF INDEPENDENT AUDITORS

        Our stockholders will be asked to ratify our appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2003. KPMG LLP audited our consolidated financial statements as of, and for the fiscal year ended, December 31, 2002. A representative of KPMG LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions from stockholders.

Audit Fees

        The aggregate fees billed by KPMG LLP for professional services rendered in the audit of our financial statements as of, and for the year ended, December 31, 2002 was $425,000, of which $246,000 was due and paid by us prior to December 31, 2002. The aggregate fees billed by KPMG LLP for audit-related services from May 20, 2002 through December 31, 2002 was $145,500, which we paid in full prior to December 31, 2002. These audit-related services included reviews of our quarterly reports on Form 10-Q for the three months ended June 30, 2002 and September 30, 2002 and an audit of our retirement plans for 2001.

        The aggregate fees billed in 2002 by Arthur Andersen LLP for professional services rendered in the audit of our financial statements as of and for the year ended, December 31, 2001 was $315,000, which we paid in full. The aggregate fees billed by Arthur Andersen LLP for audit-related services through May 20, 2002 was $185,000, which we paid in full. These audit-related services included a review of our quarterly report on Form 10-Q for the three months ended March 31, 2002, an audit of our retirement plan for 2000 and an operations review related to an acquisition we completed in 2001.

Financial Information Systems Design and Implementation Fees

        Neither KPMG LLP nor Arthur Andersen LLP rendered professional services for information technology systems design and implementation for the fiscal year ended December 31, 2002.

All Other Fees

        The aggregate fees billed by KPMG LLP during the year ended December 31, 2002 for other services totaled $50,000, including tax planning and compliance services. Our audit committee has determined that the services described above that were rendered by KPMG LLP are compatible with the maintenance of KPMG LLP's independence from our management.

        The aggregate fees billed by Arthur Andersen LLP during the year ended December 31, 2002 for other services totaled $303,800. These services included acquisition-related services, tax planning, and compliance and business-continuity planning. Our audit committee has determined that the services described above that were rendered by Arthur Andersen LLP were compatible with the maintenance of Arthur Andersen LLP's independence from our management.

Change in Principal Independent Auditors

        On May 20, 2002, our Board of Directors, upon recommendation of the audit committee, dismissed Arthur Andersen LLP as our independent auditors and engaged KPMG LLP as our new independent auditors to audit our financial statements during 2002.

        Arthur Andersen LLP's reports on our consolidated financial statements for the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        During the years ended December 31, 2001 and 2000 and during the interim period through May 20, 2002, there were no disagreements between us and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Arthur Andersen LLP's satisfaction, would have caused Arthur Andersen LLP to make reference to the subject matter of any such disagreements in connection with its report on our consolidated financial statements for those periods. There were no reportable events regarding us, as defined in Item 304(a)(1)(v) of Regulation S-K, during the years ended December 31, 2001 and 2000 or during the interim period through May 20, 2002. Arthur Andersen LLP submitted a letter, dated May 20, 2002, stating its agreement with our statements filed on Form 8-K dated May 20, 2002 related to our dismissal of Arthur Andersen LLP as our independent auditors.

        On May 20, 2002, KPMG LLP was appointed to serve as our independent auditors for 2002. The audit committee of our board of directors also has appointed KPMG LLP as our independent auditors for the year ending December 31, 2003.

        During the fiscal years ended December 31, 2001 and 2000 and through May 20, 2002, we did not consult with KPMG LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report nor oral advice was provided to us that KPMG LLP concluded was an important factor considered by us in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

VOTE REQUIRED

        The affirmative vote of the holders of a majority of the shares of our common stock present or represented and entitled to vote is required for the ratification of our appointment of KPMG LLP as our independent auditors. Abstentions will have the practical effect of a vote against this proposal. Broker non-votes are not treated as a "vote" for or against this proposal and thus will not have any impact on the outcome of the vote on this proposal.

        THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 3 TO BE IN THE BEST INTERESTS OF LaBRANCHE AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who beneficially own more than ten percent of our common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than ten percent beneficial owners are required by the SEC to furnish us with copies of all Section 16(a) forms they file.

        Based upon a review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that during fiscal 2002 all Section 16(a) filing requirements applicable to our executive officers, directors and greater than ten percent beneficial owners were complied with on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Payments for Use of NYSE Memberships

        Some of our executive officers have contributed the use of their NYSE memberships to our LaBranche & Co. LLC subsidiary and receive payments from LaBranche & Co. LLC based on the market value of the memberships. For 2002, the named executive officers listed below received payments from LaBranche & Co. LLC in the amounts set forth opposite their names:

Name	Payment Amounts
Michael LaBranche	$330,000
James G. Gallagher (1)	330,000
Alfred O. Hayward, Jr.	206,250
Robert M. Murphy	330,000
William J. Burke, III	330,000

(1)
Mr. Gallagher resigned as an executive officer and director in January 2003.

Interest on and Repayment of Indebtedness

        Ms. Claire B. Robb, the mother of George E. Robb Jr., one of our former directors who resigned in January 2003, holds $2,000,000 of subordinated indebtedness due June 14, 2003, which bears interest at an annual rate of 12.5% payable on a quarterly basis. During 2002, we made payments of interest to Ms. Robb in the aggregate amount of $250,000.

        During 2002, we repaid in full a note in the aggregate principal amount of $169,204 and bearing interest at an annual rate of 9.5% held by James Robb, the brother of George E. Robb, Jr., one of our former directors who resigned in January 2003. As a result of such repayment, we made payments of interest and principal to James Robb during 2002 in the aggregate amount of $176,348.

        During 2002, we repaid in full a note in the aggregate principal amount of $169,204 and bearing interest at an annual rate of 9.5% held by Bruce Wright, the brother-in-law of George E. Robb, Jr., one of our former directors who resigned in January 2003. As a result of such repayment, we made payments of interest and principal to Mr. Wright during 2002 in the aggregate amount of $176,348.

        During 2002, we repaid in full a note in the aggregate principal amount of $2,318,390, and bearing interest at an annual rate of 10.0% held by Patrick Murphy, the brother of Robert M. Murphy, one of our directors and the Chief Executive Officer of our LaBranche & Co. LLC subsidiary. As a result of such repayment, we made payments of interest and principal to Patrick Murphy during 2002 in the aggregate amount of $2,510,829.

        During 2002, we repaid in full a subordinated note in the aggregate principal amount of $350,000 and bearing interest at an annual rate of 8.0% held by the Estate of Kathryn Gallagher. Kathryn Gallagher is the mother of James G. Gallagher, a former executive officer and director who retired in January 2003. As a result of such repayment, we made payments of principal and interest to the Estate of Kathryn Gallagher during 2002 in the aggregate amount of $364,000.

        On August 7, 2002, we issued to RPM Nautical Foundation, Inc. ("RPM Nautical") subordinated notes in the aggregate principal amount of $8.0 million in exchange for the 8,000 shares of our Series A preferred stock then held by RPM Nautical. We also paid to RPM Nautical, in cash, the amount of accrued and unpaid dividends with respect to the shares of our Series A preferred stock held by RPM Nautical as of August 6, 2002. RPM Nautical is a non-profit organization of which George E. Robb, Jr., one of our former directors who resigned in January 2003, is a founder and director.

        Michael LaBranche owns a 12.5% membership interest in a limited liability company in which we also own a 25% membership interest. This limited liability company, which owns a 100% interest in one small aircraft and an 18.75% interest in another small aircraft, allows its members to share flight time based on their respective membership interests. Neither we nor Mr. LaBranche has derived any income from the ownership of our or his membership interest in this limited liability company.

COMPARATIVE PERFORMANCE BY LABRANCHE

        The SEC requires us to present a chart comparing the cumulative total stockholder return on our common stock with the cumulative total stockholder return of (i) a broad equity market index and (ii) a published industry index or peer group. Although the chart would normally be for a five-year period, our common stock began trading publicly on August 19, 1999 and, as a result, the following chart commences as of such date. This chart compares our common stock with (i) the NYSE Composite Index and (ii) the NYSE Financials Index. The chart assumes (a) $100 was invested on August 19, 1999 in each of our common stock, the stocks comprising the NYSE Composite Index and the stocks comprising the NYSE Financials Index and (b) the reinvestment of dividends.

Comparison of Cumulative Total Return

STOCKHOLDER PROPOSALS

        All stockholder proposals which are intended to be presented at our annual meeting of stockholders to be held in 2004 must be received by us no later than November 30, 2003 for inclusion in our proxy statement and form of proxy relating to that meeting.

        Stockholder proxies obtained by our board of directors in connection with our annual meeting of stockholders to be held in 2004 will confer on the proxies' discretionary authority to vote on any matters presented at the meeting which were not included in the proxy statement, unless notice of the matter to be presented at the meeting is provided to our Secretary before February 8, 2004.

OTHER BUSINESS

        Our board of directors knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

        The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the Annual Meeting, please sign the proxy and return it in the enclosed envelope.

                      By Order of the Board of Directors

                      William J. Burke, III
                       Secretary

Dated: April 16, 2003

         A COPY OF OUR ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM: LaBRANCHE & CO INC., ATTENTION: SECRETARY, ONE EXCHANGE PLAZA, NEW YORK, NEW YORK 10006.

ANNEX A

LABRANCHE & CO INC.
SENIOR EXECUTIVE BONUS PLAN

        1.    Purpose.    The purpose of the LaBranche & Co Inc. Senior Executive Bonus Plan (the "Plan") is to attract, motivate and retain certain "Executive Officers" (as defined in Rule 3b-7 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of LaBranche & Co Inc. (the "Company") and its subsidiaries and affiliates (collectively with the Company, the "Firm") in order to promote the Firm's long-term growth and profitability. It is intended that all bonuses payable under the Plan be considered "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury Regulations issued thereunder, and the Plan shall be interpreted and construed accordingly.

        2.    Administration.

          (a)    Committee.    Subject to Section 2(c) hereof, the Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors of the Company (the "Board"), whose members shall serve at the pleasure of the Board. The Committee at all times shall be composed of at least two directors of the Company, each of whom is an "outside director" within the meaning of Section 162(m) of the Code and Treasury Regulation Section 1.162-27(e)(3) and a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act. If for any reason any member of the Committee does not qualify as an "outside director" or as a "non-employee director," such non-compliance shall not affect the validity of any awards, determinations, certifications or interpretations made by, or any other actions of, the Committee hereunder. Unless otherwise determined by the Board, the Committee shall be the Compensation Committee of the Board.

          (b)    Authority of Committee.    Subject to the limitations of the Plan, the Committee, acting in its sole and absolute discretion, shall have full power and authority to designate those Executive Officers of the Firm, in addition to the Chief Executive Officer of the Company, who shall participate in the Plan (the "Participants") for each "Fiscal Period" (as defined in Section 3 hereof), exercise all the other powers granted to it under the Plan, construe, interpret and apply the provisions of the Plan, prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operation, make all determinations necessary or advisable in administering the Plan (including, without limitation, calculating the amount of the bonus payable to each Participant), correct any defect, supply any omission and reconcile any inconsistency in the Plan, and make any and all determinations and interpretations and take such other actions as may be necessary or desirable in order to carry out the provisions, intent and purposes of the Plan. The determination of the Committee on all matters relating to the Plan shall be final, binding and conclusive.

          (c)    Allocation and Delegation of Authority.    The Committee may allocate among its members and may delegate some or all of its authority or administrative responsibility to such individual or individuals who are not members of the Committee or Participants as it shall deem necessary or appropriate, provided, however, that the Committee may not allocate or delegate any of its authority or administrative responsibility hereunder (and no such attempted delegation shall be effective) if such allocation or delegation would cause any bonus payable under the Plan not to be considered "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code and the Treasury Regulations issued thereunder, and any such attempted delegation shall be null and void ab initio.

          (d)    Indemnification.    The Company shall indemnify and hold harmless each member of the Committee and any person to whom any duty or power relating to the administration or interpretation of the Plan is properly delegated from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage and expense (including reasonable legal and other expenses incident thereto) arising out of or incurred in connection with the Plan, unless and except to the extent attributable to such person's fraud or willful misconduct.

        3.    Fiscal Periods.    The Plan shall operate for successive fiscal year periods (each, a "Fiscal Period"). The first Fiscal Period shall commence on January 1, 2003 and shall terminate on December 31, 2003. The duration of each Fiscal Period commencing thereafter shall be one full fiscal year, provided, however, that to the extent consistent with Treasury Regulation Section 1.162-27(e)(2), in the case of an individual who becomes an Executive Officer of the Firm after the Establishment Date (as defined in Section 4 hereof) for the then-current Fiscal Period and is designated as a Participant (a "New Participant") in accordance with Section 4 hereof, the Committee may, in its discretion, establish a special Fiscal Period applicable solely to such New Participant commencing as of the date on which such Executive Officer becomes a New Participant and ending on the following December 31.

        4.    Participation.    No later than the 90th day after the beginning of a Fiscal Period (or, in the case of a New Participant, by such other date as may be required or permitted under Treasury Regulation Section 1.162-27(e)(2)) (the "Establishment Date"), the Committee shall designate the Participants for such Fiscal Period. The names of the Participants shall be set forth in the written record of the proceedings in which such designation occurs which, in the case of the first Fiscal Period and, unless otherwise determined by the Committee, each subsequent Fiscal Period, shall be the Executive Officers listed on Schedule A hereto. No Participant for any particular Fiscal Period shall be eligible to receive any amount under the LaBranche & Co Inc. Annual Incentive Plan (the "Annual Incentive Plan") for any portion of the same Fiscal Period. The Committee shall have the authority to (1) to remove Participants from the Plan for a Fiscal Period at any time during the Fiscal Period, and (2) add Participants to the Plan for a Fiscal Period prior to the Establishment Date for such Fiscal Period.

        5.    Bonus Amounts.

          (a)    Establishment.    Each Participant shall be paid a bonus amount for each Fiscal Period equal to 5% of the Company's "Pre-Tax Income" (as defined below) during such Fiscal Period, provided, however, that in no event shall the aggregate amount paid under the Plan and the Annual Incentive Plan with respect to any fiscal year of the Company exceed 30% of the Company's Pre-Tax Income for such fiscal year. Notwithstanding anything to the contrary in the Plan, the Committee may, in its sole discretion, reduce or eliminate the bonus amount otherwise payable to any Participant for a particular Fiscal Period at any time prior to the payment of bonuses to Participants for such Fiscal Period pursuant to Section 6 hereof. "Pre-Tax Income" shall mean the Company's "income before provision for income taxes" as reported on the Company's consolidated financial statements for the relevant Fiscal Period, further reduced by the amount of compensation expense charged to the Company for such Fiscal Period attributable to the Company's award to its employees of restricted stock units with respect to shares of its common stock, par value $.01 (the "Common Stock"), in connection with the initial offering of shares of Common Stock to the public in August, 1999.

          (b)    Termination of Employment.    If a Participant's employment with the Firm terminates for any reason before the end of a Fiscal Period, the Committee shall have the discretion to determine whether such Participant's bonus for such Fiscal Period shall be forfeited, such Participant's bonus for such Fiscal Period shall be reduced on a pro-rata basis to reflect the portion of such Fiscal Period during which the Participant was employed by the Firm, or to make such other arrangements as the Committee deems appropriate in connection with the termination of such Participant's employment.

          (c)    Certification of Performance Goals and Determination of Bonus Amounts.    Following the completion of each Fiscal Period, but prior to the payment of bonuses with respect to such Fiscal Period pursuant to Section 6 hereof, the Committee shall certify the attainment of the performance goals hereunder and determine the amount of each Participant's bonus (if any) for such Fiscal Period and the method and timing of its payment, which certification and determinations shall be set forth in the written record of the proceedings in which such determinations occur. No Participant shall have any rights to payment of any bonus under the Plan for any Fiscal Period unless and until the Committee certifies the attainment of the performance goals hereunder and determines such Participant's bonus (if any) for such Fiscal Period.

        6.    Payment of Bonus Amount; Deferral.    Each Participant's bonus shall be payable by such Participant's Participating Employer (as defined in Section 8(j) hereof), or in the case of a Participant employed by more than one Participating Employer, by each such employer as determined by the Committee. Bonuses hereunder shall be payable, in the discretion of the Committee, in cash and/or equity-based awards (including unrestricted shares of Common Stock, restricted shares of Common Stock, options to purchase shares of Common Stock, restricted stock units or any other equity-based award permitted under the LaBranche & Co Inc. Equity Incentive Plan or any successor or future plan or any combination thereof). The cash portion of the bonus shall be paid at such time as bonuses are generally paid by the Participating Employer(s) for the relevant Fiscal Period. Any equity-based awards shall be subject to such terms and conditions (including vesting requirements) as the Committee and the administrative committee of the plan under which such equity-based award is granted may determine. Subject to such terms and conditions as may be imposed by the Committee, each Participant may be permitted or required to defer receipt of part or all of any bonus otherwise payable to him or her under the Plan.

        7.    Amendment; Termination.    The Board reserves the right at any time and from time to time to modify, alter, amend, suspend, discontinue or terminate the Plan in any respect whatsoever, provided that no such action may reduce the amount of any bonus previously determined by the Committee pursuant to Section 5(c) hereof (including any bonus (and any earnings thereon) deferred pursuant to Section 6 hereof) that is then owed by the Firm to a Participant without such Participant' s consent, and no modification, amendment or alteration that would require stockholder approval in order for bonuses paid pursuant to the Plan to constitute "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code shall be effective without the approval of the stockholders of the Company as required by Section 162(m) of the Code and the Treasury Regulations issued thereunder, unless the Board determines that the qualification of such bonuses as "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code is no longer necessary or desirable.

        8.    General Provisions.

          (a)    Nonassignability.    No rights of any Participant (or of any beneficiary pursuant to this Section 8(a)) under the Plan may be sold, exchanged, transferred, assigned, hypothecated or otherwise disposed of (including through the use of any cash-settled instrument), either voluntarily or involuntarily. Any sale, exchange, transfer, assignment, hypothecation or other disposition in violation of the provisions of this Section 8(a) shall be null and void ab initio. In the event of a Participant's death, any previously earned and unpaid bonus shall be paid to such Participant's estate.

          (b)    Plan Creates No Employment Rights.    Nothing in the Plan shall confer upon any Participant the right to continue in the employ or other service of the Firm or affect the right of the Firm to terminate such employment or other service at any time.

          (c)    Waiver of Rights.    Each Participant recognizes and agrees that prior to being selected by the Committee to participate in the Plan, such Participant has no rights hereunder. Accordingly, in consideration of the designation of a Participant to participate in the Plan, each Participant expressly waives any right to contest the amount of any bonus payable hereunder, the terms of the Plan or any determination, action or omission hereunder by the Committee, the Company or the Board.

          (d)    Unfunded Plan.    The Plan shall be unfunded. The Firm shall not be required to establish any special segregation of assets to assure payment of bonuses hereunder.

          (e)    Arbitration.    Any dispute, controversy or claim between the Firm and any Participant arising out of or relating to or concerning the provisions of the Plan shall be finally settled by arbitration in New York City before, and in accordance with the rules then obtaining of, the New York Stock Exchange, Inc. ("NYSE") or, if the NYSE declines to arbitrate the matter, the American Arbitration Association (the "AAA") in accordance with the commercial arbitration rules of the AAA. Prior to arbitration, all claims asserted by any Participant must first be submitted to the Committee in accordance with claims procedures established by the Committee in its sole discretion.

          (f)    Governing Law.    All rights and obligations under the Plan shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflict of laws.

          (g)    Tax Withholding.    In connection with any payments to a Participant or other event under the Plan that gives rise to a federal, state, local or other tax withholding obligation (including, without limitation, FICA tax), the Firm may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to such Participant, whether or not pursuant to the Plan, or the Committee shall be entitled to require that such Participant remit cash (through payroll deduction or otherwise), in each case in an amount sufficient in the opinion of the Firm to satisfy such withholding obligation.

          (h)    Right of Offset.    The Firm shall have the right to offset against the obligation to pay a bonus to any Participant, any outstanding amounts such Participant then owes to the Firm.

          (i)    No Third Party Beneficiaries.    The Plan shall not confer on any person other than the Firm and the Participants any rights or remedies hereunder.

          (j)    Participating Employers.    Each subsidiary or affiliate of the Company that is the principal employer of a Participant shall be deemed to have adopted the Plan (a "Participating Employer"). Except for purposes of determining the amount of each Participant's bonus, the Plan shall be treated as a separate plan maintained by each Participating Employer and the obligation to pay a bonus to each Participant shall be the sole liability of the Participating Employer(s) by which the Participant is employed, and neither the Company nor any other Participating Employer shall have any liability with respect to such amounts.

          (k)    Successors and Assigns.    The terms of the Plan shall be binding upon and inure to the benefit of each Participant, the Firm and the Firm's successors or assigns.

          (l)    Plan subject to Stockholder Approval.    The Plan is adopted subject to the approval of the stockholders of the Company at the Company's 2003 Annual Meeting in accordance with Section 162(m)(4)(C) of the Code and Treasury Regulation Section 1.162-27(e)(4), and no bonus shall be payable hereunder absent such stockholder approval.

Schedule A

        The Compensation Committee has determined that the following Executive Officers of the Firm shall be participants in the Senior Executive Bonus Plan for the Fiscal Period commencing January 1, 2003 and, unless and until otherwise determined by the Compensation Committee, each Fiscal Period commencing thereafter:

1.
George M.L. LaBranche, IV

2.
Alfred O. Hayward, Jr.

3.
Robert M. Murphy

4.
Harvey S. Traison

5.
William J. Burke, III

ANNEX B

SECOND AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

LABRANCHE & CO INC.

        The Board of Directors (the "Board") of LaBranche & Co Inc. (the "Company") has established an Audit Committee (the "Committee") with authority, responsibility and specific duties as described below. This Second Amended and Restated Audit Committee Charter (the "Charter") shall be effective as of the date of its approval and adoption by the Board.

* * * * * * *

Composition

        The Committee shall consist of at least three (3) Directors appointed by the Board, each of whom shall be (i) "independent" within the meaning of Section 10A(m)(3)(B) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the rules promulgated thereunder by the Securities and Exchange Commission (the "SEC") and the rules of the New York Stock Exchange, and (ii) financially literate (as interpreted by the Board of Directors in its business judgment) at the time of his or her appointment. The Chairperson of the Committee, who also shall be appointed by the Board, shall be a "financial expert," as defined by the SEC in rules promulgated under Section 407 of the Sarbanes-Oxley Act of 2002. The Secretary of the Company or, in his or her absence, such person as may be designated by the Chairperson of the Committee shall act as secretary and keep the minutes of all meetings of the Committee.

Authority

        The Committee shall provide oversight on matters relating to accounting, financial reporting, internal control, auditing and regulatory compliance matters (consistent with legal and regulatory requirements) and such other matters as the Board shall from time to time direct, and shall regularly report to the Board with respect thereto. The Committee shall have the sole authority and direct responsibility to select, evaluate, determine the compensation of, oversee and where appropriate, replace the registered public accounting firm (the "Independent Accountants") employed by the Company for the purpose of preparing or issuing an audit report as required by Section 10A of the Exchange Act or related work. The Committee also shall have the authority to engage independent counsel and other advisers when it determines that such engagement is necessary or advisable for the Committee to carry out its duties. The Committee also shall have the authority to resolve disagreements between management and the Independent Accountants regarding financial reporting. The Independent Accountants shall report directly to the Committee. The Company shall provide appropriate funding, as determined by the Committee, for the payment of compensation to the Independent Accountants and for such other expenses as shall be reasonably necessary or advisable to ensure the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the Committee's oversight of the Independent Accountants' qualifications and independence and the performance of the Company's internal audit function, including, without limitations, the expenses described in item 26 of the "Responsibilities" section of this Charter.

Responsibilities

        The primary responsibility of the Committee is to oversee the Company's financial reporting process and report the results of its activities to the Board. Management is responsible for implementing and maintaining an effective system of internal controls and for preparing the Company's financial statements; the Independent Accountants are responsible for auditing the financial statements of the Company. The Committee, in carrying out its responsibilities, should take appropriate actions, through its policies and procedures, to set the overall corporate "tone" for quality financial reporting, sound business risk practices and ethical behavior. The following processes and procedures, which are set forth as a guide with the understanding that the Committee may supplement them as appropriate, represent the Committee's principal oversight responsibilities:

  1. Select, retain and, when reasonably necessary or advisable, replace the Company's Independent Accountants.

  2. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

  3. Review the Company's annual audited financial statements and quarterly financial statements with management and the Company's Independent Accountants, focusing on such major issues as accounting and auditing principles and practices, the adequacy of internal controls that could significantly affect the Company's financial statements and the Company's disclosures in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of its filings with the SEC, and discuss quarterly earnings press releases, as well as financial information and earnings guidance provided to analysts and ratings agencies.

  4. Review management's and the Company's Independent Accountants' analysis of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including an analysis of the effect of alternative GAAP methods on the Company's financial statements and a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters.

  5. Review with management and the Company's Independent Accountants the effects of regulatory and accounting initiatives and off-balance sheet structures and transactions on the Company's financial statements.

  6. Establish, review, reassess and modify, if necessary, procedures for the resolution of disagreements between management and the Company's Independent Accountants regarding the Company's financial reporting.

  7. Meet periodically with management to review the Company's major financial and market risk exposures, including the processes in place to identify such exposures, and the steps taken to monitor and control such exposures.

  8. Review the appropriateness of major proposed changes to the Company's auditing and accounting principles and practices, as suggested by the Company's Independent Accountants, internal auditors or management.

  9. Review the experience and qualifications of the senior members of the Company's Independent Accountants' audit team and the quality control procedures of the Company's Independent Accountants.

  10. Determine the fees to be paid to the Company's Independent Accountants for audit services.

  11. Pre-approve, in accordance with Section 10A(i) of the Exchange Act, the retention of the Company's Independent Accountants for any non-audit services permitted under Section 10A(h) of the Exchange Act and this Charter and the fees for such services. While the Company's Independent Accountants generally should not be retained to provide non-audit services on behalf of the Company in order to avoid situations which might compromise, or appear to compromise, their independence, they may be retained to assist management of the Company in such routine activities as establishing internal controls or implementing audit recommendations, preparing and filing tax returns in accordance with applicable federal, state and local tax laws and training and to provide basic accounting assistance, best practice guides, benchmarking studies, internal control assessment methodologies and operational reviews in connection with the NYSE's consideration of proposed acquisitions by the Company of other NYSE specialist organizations or other related businesses, provided that any such activity, other than the preparation and filing of tax returns, is not related to the contemporaneous audit of the Company's financial statements. The Company's policy in this regard shall be guided by the following principles:

            (a)  The Company's Independent Accountants should not provide any non-audit services listed in Section 10A(g) of the Exchange Act or any other non-audit services that involve performing management functions or making management decisions; and

            (b)  The Company's Independent Accountants should not audit their own work or provide non-audit services in situations where the non-audit services are material to their audit of the Company's financial statements.

  12. Receive periodic reports from the Company's Independent Accountants regarding their independence, discuss such reports with them and consider whether the Independent Accountants' provision of non-audit services is compatible with maintaining their independence.

  13. Evaluate the performance of the Company's Independent Accountants and, in addition to the audit partner rotation requirements of Section 10A(j) of the Exchange Act, determine whether it is appropriate to require the rotation of the Company's Independent Accountants on a regular basis.

  14. Establish guidelines for the Company's hiring of employees of its Independent Accountants who were engaged on the Company's account.

  15. Review and concur in the appointment and replacement of the Company's senior internal auditing executive.

  16. Review the significant reports to management prepared by the Company's internal auditing department and management's responses.

  17. Meet with the Company's Independent Accountants and senior internal auditing executive prior to each annual audit to review the proposed audit plan in order to ensure that internal and external audit efforts have been coordinated and directed toward maximizing audit effectiveness.

  18. Obtain from the Company's Independent Accountants assurance that each audit of the financial statements of the Company complies with the requirements of Section 10A of the Exchange Act.

  19. Discuss with the Company's Independent Accountants the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the Company's audit.

  20. Review with management and the Company's Independent Accountants any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company's financial statements or accounting policies.

  21. Establish, review, reassess and, if necessary, modify the Company's procedures for (i) the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential and anonymous submission of concerns regarding questionable accounting or auditing matters by employees of the Company.

  22. Review with the Company's Independent Accountants any problems or difficulties they may have encountered and any management letters provided by them and the Company's responses to such letters. Such review should include:

            (a)  Any difficulties encountered in the course of the audit, including any restrictions on the scope of activities or access to required information, and any disagreements (as contemplated by Item 304 of SEC Regulation S-K or successor rule) with management, which, if not resolved to the Independent Accountants' satisfaction, would have caused them to issue a qualified report on the Company's financial statements; and

            (b)  Any changes required in the planned scope of the audit.

  23. Prepare the report required by the rules of the SEC to be included in the Company's annual proxy statement.

  24. Review the effectiveness of, and advise the Board with respect to, (a) the Company's procedures for monitoring compliance with applicable laws and regulations and investigating and following up on (including disciplinary action) compliance failures, and (b) the Company's policies and procedures relating to accounting, financial reporting, internal control and auditing.

  25. Review with the Company's outside counsel legal matters that may have a material impact on the Company's financial statements and compliance policies and any material reports or inquiries received from regulators or governmental agencies.

  26. Determine whether the engagement of independent counsel or other advisers by the Committee is reasonably necessary or advisable for the execution of the Committee's responsibilities under this Charter.

  27. Meet periodically with the chief financial officer, the senior internal auditing executive and the Company's Independent Accountants in separate executive sessions.

  28. Review with the Company's management, Independent Accountants and senior internal auditing executive the adequacy and effectiveness of the internal auditing function, including the adequacy of staffing and budget.

  29. Review the expense account and perquisites of officers, including their use of corporate assets, with the senior internal auditing executive.

  30. Review a summary of internal audit findings, inquire whether appropriate corrective actions have been taken on significant audit findings and review the current status of the annual internal audit plan and explanations of any significant deviations from the original plan.

  31. Submit minutes of all Committee meetings to the Board of Directors.

  32. Annually review its and its individual members' performance.

        While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the Company's Independent Accountants. It also is not the duty of the Committee to assure compliance with laws and regulations and the Company's policies and procedures. This is the responsibility of management. In carrying out its responsibilities, the Committee must remain flexible in order to react to changing conditions and to assure the Board and the Company's stockholders that corporate accounting and reporting practices are functioning in accordance with all applicable legal requirements and are of the highest quality.

ANNEX C

LABRANCHE & CO INC.

COMPENSATION COMMITTEE

CHARTER

        The Board of Directors (the "Board") of LaBranche & Co Inc. (the "Company") has established a Compensation Committee (the "Committee") for the purpose of reviewing, overseeing and exercising the Board's responsibilities relating to compensation of the Company's executive officers and directors, and reporting on executive compensation in the Company's annual proxy statement in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC") and New York Stock Exchange, Inc. (the "NYSE"), as in effect from time to time. The Charter shall be effective as of the date of its approval and adoption by the Board.

* * * * * * *

Composition and Meetings

        The Committee shall consist of at least three (3) Board members appointed by the Board, each of whom shall be "independent" (as determined by the Board in accordance with applicable laws, rules and regulations of the SEC and the NYSE) of management and the Company and each of whom shall qualify as a "non-employee director" under Rule 16b-3(b)(3) under Section 16 of the Securities Exchange Act of 1934, as amended, and as an "outside director" under Section 162(m) of the Internal Revenue Code of 1986, as amended. Members of the Committee should be experienced and well-informed on matters relating to executive compensation. The Board also shall appoint one of the members of the Committee to act as Chairperson of the Committee. The Chairperson and each other member of the Committee shall serve until the earlier of (i) the date on which he or she is no longer a member of the Board or (ii) his or her resignation or removal by the Board. The Board may appoint additional or replacement members of the Committee from time to time.

        Regular meetings of the Committee shall be held quarterly at such time and place as the Chairperson of the Committee shall notify the other members of the Committee in writing at least 15 business days prior to the date of such meeting. Special meetings of the Committee may be called by the Chairperson of the Committee or by any two (2) members of the Committee by notifying all the members of the Committee of the date, time, place and purpose of such meeting in writing at least three (2) business days prior to the date of such meeting. Any member of the Committee may waive notice of any meeting of the Committee. The attendance of a member of the Committee at any meeting shall constitute a waiver of notice of such meeting, except where such Committee member attends a meeting for the purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. A majority of the Committee shall constitute a quorum for the transaction of business at any meeting of the Committee, and the act of a majority of the Committee members present at any meeting at which there is a quorum shall be the act of the Committee, except as may be otherwise specifically provided by law or by the Company's Certificate of Incorporation or By-Laws. If a quorum shall not be present at any meeting of the Committee, the Committee members present thereat may adjourn the meeting until a quorum shall be present. Unless otherwise restricted by law or by the Company's Certificate of Incorporation or By-Laws, any action required or permitted to be taken at any meeting of the Committee may be taken without a meeting if a written consent thereto is signed by all members of the Committee, and such written consent is filed with the minutes of proceedings of the Committee. The Secretary of the Company, or in his or her absence, such person as may be designated by the Chairperson of the Committee, shall act as secretary and keep the minutes of all meetings of the Committee.

Authority

        The Committee is authorized to (1) review, consider, oversee and decide, subject to full Board approval in those instances in which the Board has specifically reserved for itself the right of approval or to stockholder approval in those instances required by applicable law or the rules and regulations of the SEC or the NYSE, all matters relating to the Company's compensation programs, including, in particular, the character, timing and amount of compensation of the Company's Chief Executive Officer ("CEO") and other executive officers and directors, (2) administer the Company's Equity Incentive Plan, Annual Incentive Plan, and other equity and incentive compensation plans and programs established by the Company from time to time, and (3) review and assess such other compensation-related matters as the Board shall from time to time direct. Each of the activities described in the immediately preceding sentence shall be conducted in a manner consistent with, and shall be subject to all terms and conditions of, applicable requirements of the SEC and the NYSE, industry standards and this Charter. The Committee also shall regularly report to the Board with respect to its activities and report on executive compensation in the Company's annual proxy statement in accordance with the rules and regulations of the SEC and the NYSE, as in effect from time to time. In carrying out its duties, the Committee shall have the authority to retain and terminate compensation consultants for the purpose of assisting in the evaluation of the Company's compensation programs, particularly CEO and other executive officer compensation, and to approve the fees payable to such consultants and the other terms and conditions of their retention. The Committee also is authorized to obtain advice and assistance from internal or external legal, accounting and other advisors.

Responsibilities

        The principal responsibilities of the Committee are to (1) review and approve the Company's goals and objectives with respect to the compensation of its executive officers, evaluate its executive officers' performance in light of those goals and objectives and set its executive officers' compensation based on such evaluation, (2) review the Company's overall compensation structure to determine whether it establishes appropriate incentives for the Company's executive officers and directors, (3) make recommendations to the Board with respect to the structure of the Company's equity and incentive compensation plans and programs, and (4) report the results of its activities to the Board at least semi-annually. In carrying out its responsibilities, the Committee shall conduct the following specific activities, which are set forth with the understanding that the Committee may supplement them as appropriate:

        1.    Annually review and make recommendations to the Board with respect to the compensation of the CEO and other executive officers and key employees of the Company. In reviewing the CEO's and other executive officers' and key employees' compensation, the Committee shall develop packages that:

          (a)  ensure that base salary and incentive awards are objectively linked to appropriate indicia of the Company's performance, including earnings, return on capital and other relevant financial or operational measures which the Committee deems appropriate;

          (b)  ensure that compensation is reasonable and affordable within the Company's overall economics;

          (c)  provide for measures of individual performance that can be controlled or materially influenced by the person who will receive particular payments;

          (d)  provide for performance measurement cycles that are consistent with the Company's business cycles; and

          (e)  lead to total cash compensation that is understandable and reasonable relative to performance in the absolute and when compared to that of executive officers and key employees in similar positions at comparable companies and within the Company;

        2.    Review the CEO's and other executive officers' performance in the context of the Company's Business Policies and Code of Conduct, the overall goals and objectives of the Company, the Company's overall compensation system and relevant stockholder return. The Committee also shall compare the Company's performance to the performance of comparable companies and their respective CEOs and other executive officers and key employees;

        3.    Annually review and approve, for the CEO and the other executive officers of the Company, annual base salary levels, incentive opportunity levels (both short-term and long-term), proposed employment agreements, severance arrangements and change-in-control agreements, in each case as, when and if appropriate, and any special or supplemental benefits;

        4.    Periodically review the Company's Equity Incentive Plan, Annual Incentive Plan and other equity and incentive plans and programs for compliance with rules and regulations of the SEC and NYSE, industry standards and the overall compensation philosophy of the Company, and recommend changes, if any, to the Board for approval;

        5.    Report to the Company's stockholders regarding the compensation of the CEO and other executive officers of the Company in the Company's annual proxy statement filed with the SEC and issued to its stockholders in connection with the Company's annual meeting of stockholders;

        6.    To the extent delegated thereto by the Board from time to time, designate, and monitor the performance of, the mutual funds which are to be made available as investment options under the Company's Retirement Plan (which responsibility the Committee may delegate to specified members of management, as the Committee deems appropriate);

        7.    Recommend the formation and delegation of authority to subcommittees of the Committee when appropriate;

        8.    Regularly report (at least semi-annually) to the Board regarding its findings with respect to all compensation-related matters; and

        9.    Annually review and reassess the adequacy of this Charter and recommend changes deemed necessary or advisable to the Board for approval. The Committee also shall annually review its own performance.

ANNEX D

LABRANCHE & CO INC.

NOMINATING & CORPORATE GOVERNANCE COMMITTEE

CHARTER

        The Board of Directors (the "Board") of LaBranche & Co Inc. (the "Company") has established a Nominating and Corporate Governance Committee (the "Committee") for the purposes of (1) identifying individuals qualified to become Board members and to recommend that the Board select these individuals as nominees for election to the Board at the next annual meeting of the stockholders of the Company, and (2) overseeing and making recommendations to the Board with respect to all corporate governance matters of the Company, including the development and recommendation to the Board of a set of corporate governance principles to be included in the Company's Business Policies and Code of Conduct. This Charter is effective as of the date of its approval and adoption by the Board.

* * * * * * *

Composition and Meetings

        The Committee shall consist of at least three (3) Board members appointed by the Board, each of whom shall be "independent" (as defined by applicable laws, rules and regulations of the Securities and Exchange Commission (the "SEC") and New York Stock Exchange, Inc. (the "NYSE")) of management and the Company. The Board also shall appoint one of the members of the Committee to act as Chairperson of the Committee. The Chairperson and each other member of the Committee shall serve until the earlier of (i) the date on which he or she is no longer a member of the Board or (ii) his or her resignation or removal by the Board. The Board may appoint additional or replacement members of the Committee from time to time.

        Regular meetings of the Committee shall be held quarterly at such time and place as the Chairperson of the Committee shall notify the other members of the Committee in writing at least 15 business days prior to the date of such meeting. Special meetings of the Committee may be called by the Chairperson of the Committee or by any two (2) members of the Committee by notifying all the members of the Committee of the date, time, place and purpose of such meeting in writing at least three (2) business days prior to the date of such meeting. Any member of the Committee may waive notice of any meeting of the Committee. The attendance of a member of the Committee at any meeting shall constitute a waiver of notice of such meeting, except where such Committee member attends a meeting for the purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. A majority of the Committee shall constitute a quorum for the transaction of business at any meeting of the Committee, and the act of a majority of the Committee members present at any meeting at which there is a quorum shall be the act of the Committee, except as may be otherwise specifically provided by law or by the Company's Certificate of Incorporation or By-Laws. If a quorum shall not be present at any meeting of the Committee, the Committee members present thereat may adjourn the meeting until a quorum shall be present. Unless otherwise restricted by law or by the Company's Certificate of Incorporation or By-Laws, any action required or permitted to be taken at any meeting of the Committee may be taken without a meeting if a written consent thereto is signed by all members of the Committee, and such written consent is filed with the minutes of proceedings of the Committee. The Secretary of the Company, or in his or her absence, such person as may be designated by the Chairperson of the Committee, shall act as secretary and keep the minutes of all meetings of the Committee.

Authority

        A.    Nominating Authority.    The Committee shall have authority to seek, consider and recommend to the Board, for nomination by the Board for election or appointment to the Board or any committee of the Board, individuals who have such qualifications as are consistent with applicable requirements of the SEC and the NYSE, industry standards and the criteria set forth in this Charter. The Committee also shall have authority to retain and/or terminate any search firm used to identify candidates for Board membership and approve search firm fees and other retention terms. Notwithstanding this grant of authority, the Board shall have the ultimate authority and responsibility to nominate and, where permissible under applicable law, the rules and regulations of the SEC and the NYSE and the Company's Certificate of Incorporation and By-Laws, select individuals to serve on the Board or any committee thereof.

        B.    Corporate Governance Authority.    The Committee also shall have the authority to provide oversight and leadership on matters relating to the corporate governance of the Company consistent with requirements of the SEC and the NYSE, industry standards and the principles set forth in this Charter. In carrying out this responsibility, the Committee shall have authority to oversee the evaluation of the Board and management of the Company and to act on such other matters relating to the corporate governance of the Company as the Board shall from time to time direct. The Committee shall regularly report to the Board with respect to matters of corporate governance of the Company.

Responsibilities

        A.    Nominating Responsibilities.    The Committee is responsible for the careful identification and selection of appropriate individuals to serve as members of the Board or any committee thereof. The Committee, in carrying out this responsibility, should take appropriate actions through the following policies and procedures, to ensure that the Company is governed by qualified individuals, with the understanding that the Committee may supplement these policies and procedures as appropriate:

          1.    Prospective Board members who are not employees of the Company should not have a material conflict of interest, commercial relationship or professional services relationship (i.e., lawyer, accountant, investment banker, etc.) (or the potential for such a relationship) with the Company. In addition, the Committee shall consider that, in the selection of nominees, and when considering the Board and its committees, each as a whole, the Board's objective is to maintain a balance of business experience and interpersonal skills, thereby maximizing the effectiveness of the Board and each of its committees. The criteria to be used in identifying, selecting and recommending prospective Board and committee members shall include, but not necessarily be limited to:

            (a)  broad business judgment and leadership;

            (b)  management experience at a senior policy-making level in one or more functional areas of a major public company;

            (c)  familiarity with relevant regulatory issues or specific industry knowledge;

            (d)  business creativity and vision;

            (e)  a demonstrable personal commitment to the Company and the interests of its stockholders;

            (f)    ability/desire to invest time and effort on a consistent basis;

            (g)  awareness of, and perspective on, relevant current business issues;

            (h)  diversity of relevant experience, expertise, age, race and gender;

            (i)    prior participation in Board and committee deliberations; and

            (j)    absence of an over-commitment to other business activities or the requirements of boards of other companies;

          2.    The Committee shall review and assess outside director remuneration for sufficiency to attract and retain members of the Board of a quality needed for the successful accomplishment of the Board's goals and recommend changes, if any, in the composition of the Board;

          3.    The Committee shall recommend to the Board nominees for each other committee of the Board and the formation and delegation of authority to subcommittees when appropriate; and

          4.    The Committee shall develop and implement a process for accepting and considering stockholder suggestions for Board member nominations.

        B.    Corporate Governance Responsibilities.    The purpose of the Committee also is to lead and oversee management in shaping the corporate governance of the Company in a manner which promotes the interests of the Company and its stockholders, and to report the results of its activities to the Board. The Committee shall seek to facilitate the free flow of information to the Board and its committees in order to assist them in acting on behalf of the Company. In carrying out its oversight responsibilities, the Committee shall conduct the following activities, which are set forth with the understanding that the Committee may supplement them as appropriate:

          1.    Review and comment on the performance of all members of the Board and other committees of the Board and report annually to the Board with an assessment of the Board's overall performance, which assessment shall be discussed with the full Board following the end of each fiscal year;

          2.    Review, evaluate and discuss the performance of executive management of the Company with the Chief Executive Officer of the Company on an annual basis;

          3.    Advise the Board with respect to the Company's compliance with applicable laws and regulations and its policies and procedures relating to the governance of the Company;

          4.    Develop, implement and annually review and assess the adequacy of the Company's Code of Conduct and recommend changes to the Board for approval and adoption by the Company;

          5.    Consider the necessity and establishment of new committees of the Board and recommend to the Board the general responsibilities of such new committee(s);

          6.    Consider the impact of Board and executive management decisions on the Company's stockholders, employees, customers, suppliers, lenders and the communities in which the Company operates and make recommendations to the Board on how to improve the processes involved in making such decisions;

          7.    Consider and recommend methods to improve director and management communication systems and develop requirements for information to be made available to the Board in order to more efficiently and effectively govern the Company; and

          8.    Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee also shall annually review its own performance.

        While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to govern the Company or make ultimate decisions on the Board and committee member nomination and corporate governance policies and procedures of the Company. This is the responsibility of the Board. The responsibility of the Committee is to consider and review the policies and procedures of the Company with respect to Board and committee member nomination and corporate governance matters and to report to the Board its findings in order to assist the Board in making the ultimate decisions with respect to these matters on behalf of the Company and its stockholders.

        In carrying out its responsibilities, the Committee must remain flexible in order to react to changing conditions and to recommend to the Board and assure the stockholders that the Company's nominating and corporate governance policies and procedures are functioning in accordance with all applicable legal requirements and are of the highest quality.

Please Mark Here for Address ☐ Change or Comments SEE REVERSE SIDE

Proposal No. 1. ELECTION OF CLASS I DIRECTORS:

01—George M.L. LaBranche, IV
02—Alfred O. Hayward, Jr.
03—Robert M. Murphy

FOR	WITHHOLD AUTHORITY
all nominees listed to the left (except as specified below) ☐	to vote for all nominees listed to the left ☐

        (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

Proposal No. 2 Proposal to approve LaBranche's Senior Executive Bonus Plan.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Proposal No. 3 Proposal to ratify the appointment of KPMG LLP as LaBranche's independent auditors for the year ending December 31, 2003.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting.

Check appropriate box
Indicate changes below:

Name Change?    ☐

Dated:		, 2003

Signature

Signature if held jointly

Important: Please sign exactly as name appears on this card. Each joint owner should sign. Executors, administrators, trustees, etc. should give full title as such. If signor is a corporation, please give full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

^ FOLD AND DETACH HERE ^

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

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Internet and telephone voting is available through 11PM Eastern Time the day prior to annual meeting day.

        Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.eproxy.com/lab		1-800-435-6710

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

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LaBRANCHE & CO INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 20, 2003

        George M.L. (Michael) LaBranche, IV and Alfred O. Hayward, Jr., and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote all shares of Common Stock of LaBranche & Co Inc. held of record by the undersigned on March 21, 2003 at the Annual Meeting of Stockholders to be held at 9:00 a.m. (New York time) on May 20, 2003, at the Regent Hotel, 55 Wall Street, New York, New York 10005 and any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

        WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES IN PROPOSAL 1, WILL NOT BE VOTED WITH RESPECT TO PROPOSAL 2, AND WILL BE VOTED FOR PROPOSAL 3.

        The below-signed acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED

Address Change/Comments (Mark the corresponding box on the reverse side)

^ FOLD AND DETACH HERE ^

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QuickLinks

LABRANCHE & CO INC. One Exchange Plaza New York, New York 10006
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
REVOCABILITY AND VOTING OF PROXY
RECORD DATE AND VOTING RIGHTS
BENEFICIAL OWNERSHIP OF COMMON STOCK BY CERTAIN STOCKHOLDERS AND MANAGEMENT
PROPOSAL NO. 1—ELECTION OF CLASS I DIRECTORS
BOARD COMMITTEES
VOTE REQUIRED
PROPOSAL NO. 2—APPROVAL OF OUR SENIOR EXECUTIVE BONUS PLAN
VOTE REQUIRED
DIRECTORS AND EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
Summary Compensation Table
Option Grants In Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values
Equity Compensation Plan Information
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
REPORT OF OUR AUDIT COMMITTEE
PROPOSAL NO. 3—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
VOTE REQUIRED
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPARATIVE PERFORMANCE BY LABRANCHE
Comparison of Cumulative Total Return
STOCKHOLDER PROPOSALS
OTHER BUSINESS
  ANNEX A
LABRANCHE & CO INC. SENIOR EXECUTIVE BONUS PLAN
Schedule A
  ANNEX B
SECOND AMENDED AND RESTATED AUDIT COMMITTEE CHARTER LABRANCHE & CO INC.
  ANNEX C
LABRANCHE & CO INC. COMPENSATION COMMITTEE CHARTER
  ANNEX D
LABRANCHE & CO INC. NOMINATING & CORPORATE GOVERNANCE COMMITTEE CHARTER
LaBRANCHE & CO INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 2003